EXHIBIT 99.1

Contact: Michael Sheehan (305) 539-6572

For Immediate Release

ROYAL CARIBBEAN CRUISES LTD. REVISES FUEL SUPPLEMENT

MIAMI – April 22, 2008 – In its ongoing efforts to deal with record fuel prices, Royal Caribbean Cruises Ltd. today announced an increase in the fuel supplement it charges guests.

For first and second guests in a stateroom, the revised fuel supplement will be $8 (U.S.D.) per-person, per-day, and no more than $112 (U.S.D.) per-person, per-cruise. Additional guests in a stateroom will be charged $3 (U.S.D.) per-person, per day, and no more than $42 (U.S.D.) per-person, per-cruise.

The revised fuel supplement will apply to bookings made throughout the world on or after May 1, 2008, onboard three Royal Caribbean Cruises Ltd. brands: Royal Caribbean International, Celebrity Cruises and Azamara Cruises.

Royal Caribbean Cruises Ltd. is a global cruise vacation company that operates Royal Caribbean International, Celebrity Cruises, Pullmantur, Azamara Cruises and CDF Croisières de France. The company has a combined total of 38 ships in service and six under construction. It also offers cruisetour vacations in Alaska, Asia, Australia, Canada, Europe, Latin and South America and New Zealand. Additional information can be found on www.royalcaribbean.com , www.celebrity.com . www.pullmantur.es , www.azamaracruises.com , or www.rclinvestor.com .

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